Exhibit 99.l   NEWS RELEASE

As previously announced, TDS will hold a teleconference November 1, 2013 at 9:30 a.m. CDT. Interested parties may listen to the call live by accessing the Investor Relations page of www.teldta.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

TDS REPORTS THIRD QUARTER 2013 RESULTS

CHICAGO – November 1, 2013 – Telephone and Data Systems, Inc. [NYSE:TDS] reported operating revenues of $1,181.0 million for the third quarter of 2013, versus $1,370.1 million for the comparable period one year ago. Net income (loss) attributable to TDS shareholders and related diluted earnings (loss) per share were $(9.5) million and $(0.09) respectively, for the third quarter of 2013, compared to $29.1 million and $0.26, respectively, in the comparable period one year ago.

“All of our businesses continued to make progress on their strategic priorities throughout the quarter,” said LeRoy T. Carlson, Jr., TDS president and CEO. “At U.S. Cellular, we introduced shared data plans, prepared for the upcoming launch of Apple devices, and implemented an important new billing system. TDS Telecom completed the acquisition of Baja Broadband in August, and acquired IT solutions provider MSN Communications in early October.

“U.S. Cellular is close to its goal of bringing 4G LTE access to nearly 90 percent of its customers in 2013, to support growth in smartphone penetration and increased data use. We expect that the addition of the Apple iPhone 5s and 5c to our device portfolio in early November, together with shared data plans we launched in October, will help build our customer base and reduce churn. We are disappointed about, and regret, the significant impact of the billing system implementation on our customer service levels for a period of time. We have resolved most of these issues, and we expect the billing system to provide outstanding benefits going forward.  U.S. Cellular has been successful in its sales of non-strategic spectrum, with deals signed or closed generating pre-tax cash proceeds of over $400 million.

“In addition to completing the recent cable and HMS acquisitions, TDS Telecom had continued growth in residential IPTV and commercial managedIP connections. A combination of revenue growth and cost reductions helped to improve TDS Telecom’s profitability in the quarter.”

2013 ESTIMATES

Estimates of full-year 2013 results for U.S. Cellular, TDS Telecom and TDS are shown below.  Such estimates represent management’s view as of the date of filing TDS’ Form 10-Q for the quarter ended September 30, 2013.  Such forward-looking statements should not be assumed to be current as of any future date.  TDS undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

2013 Estimated Results (1)
	U.S. Cellular (2)		TDS Telecom		TDS (2)(6)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Adjusted operating revenues (3)	$3,615-$3,715	$3,590-$3,640	$890-$930	$920-$960	$4,550-$4,690	$4,555-$4,645
Adjusted income before income taxes (4)	$600-$700	Unchanged	$230-$260	Unchanged	$830-$960	Unchanged
Capital expenditures	$735	Unchanged	$165	Unchanged	$910	Unchanged

(1)     These estimates are based on TDS’ current plans, which include an expansion of the multi-year deployment of 4G LTE technology; such expansion includes deployment on 700 MHz in additional markets as well as deployment on the 850 MHz band to provide additional capacity for future growth in data usage, enable potential future 4G LTE roaming, and support the sale of Apple products.  The financial impacts of selling Apple products in 2013 consist of the following:

•         Increased Adjusted operating revenues resulting from net incremental customers added and retained as a result of offering Apple products;

•         Decreased Adjusted income before income taxes as a result of net increases in costs, primarily loss on equipment sales as a result of offering Apple products; and

•         Increased Capital expenditures related to the deployment on the 850 MHz band to provide additional capacity for future growth in data usage, which includes capacity required to accommodate Apple products.

These estimates also reflect the impacts of the deconsolidation of certain partnerships as of April 2013 at U.S. Cellular.  These estimates do not include (i) the reported gain on sale of business and other exit costs, net (ii) the reported gain on investments, or (iii) the actual or expected gains from spectrum license divestitures.  In addition, the estimates reflect the impacts of the acquisition of Baja Broadband, LLC as of August 1, 2013 and MSN Communications, Inc. as of October 4, 2013, and of a multi-year deployment of IPTV at TDS Telecom.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services, costs to deploy, agreements for content or franchises, or possible acquisitions, dispositions or exchanges) could affect TDS’ plans and, therefore, its 2013 estimated results.

(2)     These estimates reflect U.S. Cellular’s consolidated results for 2013.  Estimated results reflecting U.S. Cellular’s Divestiture Markets and Core Markets are shown in the table below:

	2013 Estimated Results
	U.S. Cellular Core Markets (5)		U.S. Cellular Divestiture Markets (5)		U.S. Cellular Consolidated (5)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Adjusted operating revenues (3)	$3,475-$3,575	$3,450-$3,500	$140	Unchanged	$3,615-$3,715	$3,590-$3,640
Adjusted income before income taxes (4)	$560-$660	Unchanged	$40	Unchanged	$600-$700	Unchanged
Capital expenditures	$730	Unchanged	$5	Unchanged	$735	Unchanged

These estimates reflect the Divestiture Transaction which closed on May 16, 2013.

(3)     Adjusted operating revenues is a non-GAAP financial measure defined as Operating revenues excluding U.S. Cellular Equipment sales revenues. U.S. Cellular Equipment sales revenues are excluded from Adjusted operating revenues since U.S. Cellular equipment is generally sold at a net loss, and such net loss that results from U.S. Cellular Equipment sales revenues less U.S. Cellular Cost of equipment sold is viewed as a cost of earning service revenues for purposes of assessing business results.  For purposes of developing this guidance, TDS does not calculate an estimate of U.S. Cellular Equipment sales revenues.  TDS believes this measure provides useful information to investors regarding TDS’ results of operations. Adjusted operating revenues is not a measure of financial performance under GAAP and should not be considered as an alternative to Operating revenues as an indicator of the Company’s operating performance.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as Income before income taxes, adjusted for the items set forth in the reconciliation below.  Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period.  In addition, TDS may also exclude other items from adjusted income before income taxes if such items help reflect operating results on a more comparable basis.  TDS does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  TDS believes Adjusted income before income taxes is a useful measure of TDS’ operating results before significant recurring non-cash charges, discrete gains and losses and financing charges (Interest expense).  The following tables provide a reconciliation of Income (loss) before income taxes to Adjusted income before income taxes for 2013 Estimated Results, nine months ended September 30, 2013 actual results, and 2012 actual results:

	2013 Current Estimated Results
	U.S. Cellular Core Markets (5)	U.S. Cellular Divestiture Markets (2)(5)	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)
(Dollars in millions)
Income (loss) before income taxes	$315-$415	$35	$350-$450	$25-$55	$360-$490
Depreciation, amortization and accretion expense (7)	$540	$250	$790	$205	$1,005
(Gain) loss on sale of business and other exit costs, net	—	($245)	($245)	—	($300)
(Gain) loss from spectrum license divestitures	($325)	—	($325)	—	($325)
(Gain) loss on investments	($20)	—	($20)	—	($15)
Interest expense	$50	—	$50	—	$105
Adjusted income before income taxes	$560-$660	$40	$600-$700	$230-$260	$830-$960

	Actual Results
	Nine Months Ended September 30, 2013			Year Ended December 31, 2012
	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)	U.S. Cellular Consolidated (5)	TDS Telecom	TDS (6)
(Dollars in millions)
Income before income taxes	$266	$36	$304	$205	$45	$196
Depreciation, amortization and accretion expense (7)	593	150	752	609	193	814
(Gain) loss on sale of business and other exit costs, net	(244)	—	(298)	21	—	21
(Gain) loss from spectrum license divestitures	—	—	—	—	—	—
(Gain) loss on investments	(18)	(1)	(15)	4	—	4
Interest expense	33	(2)	74	42	(1)	87
Adjusted income before income taxes	$630	$183	$817	$881	$237	$1,122

(5)

The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  The amounts for Core Markets and Divestiture Markets represent non-GAAP financial measures.  TDS believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets.  Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri.  Core Markets as defined also includes any other income or expenses due to U.S. Cellular’s direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(6)	The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments, all of which are not presented above.

(7)

The 2013 estimated amount for Depreciation, amortization and accretion expense in the U.S. Cellular Divestiture Markets includes approximately $171 million of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.  Actual results for the nine months ended September 30, 2013 and the year ended December 31, 2012 include $134 million and $20 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

Stock repurchase summary

TDS began repurchasing under its $250 million repurchase authorization on Aug. 5, 2013.   The following represents the third quarter repurchases of TDS Common Shares.

Repurchase Period	# Shares	Cost (in millions)
2013 (third quarter)	204,548	$5.8

Conference Call Information

TDS will hold a conference call on November 1, 2013 at 9:30 a.m. CDT.

•         Access the live call on the Investor Relations page of www.teldta.com  or at http://www.videonewswire.com/event.asp?id=96657.

•         Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Investor Relations page of www.teldta.com. The call will be archived on the Conference Calls page of www.teldta.com.

About TDS

Telephone and Data Systems, Inc. (TDS), a Fortune 500® company, provides wireless; cable and wireline broadband, TV and voice; and hosted and managed services to approximately 6 million customers nationwide through its business units, U.S. Cellular, TDS Telecom, TDS Hosted & Managed Services and Baja Broadband. Founded in 1969 and headquartered in Chicago, TDS employed 10,600 people as of September 30, 2013.

Visit www.teldta.com  for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by TDS to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about TDS and its subsidiaries, visit:

TDS: www.teldta.com

U.S. Cellular: www.uscellular.com

TDS Telecom: www.tdstelecom.com

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Retail Customers
Postpaid
Total at end of period	4,343,000	4,412,000	5,060,000	5,134,000	5,175,000
Gross additions	165,000	165,000	191,000	241,000	230,000
Net additions (losses)	(60,000)	(120,000)	(74,000)	(41,000)	(38,000)
ARPU (1)	$54.64	$54.18	$54.85	$54.56	$54.34
Churn rate (2)	1.7%	2.0%	1.7%	1.8%	1.7%
Smartphone penetration (3) (4)	47.1%	45.5%	43.5%	41.8%	38.6%
Prepaid
Total at end of period	370,000	381,000	446,000	423,000	386,000
Gross additions	65,000	77,000	104,000	107,000	120,000
Net additions (losses)	(11,000)	(7,000)	23,000	37,000	57,000
ARPU (1)	$28.72	$31.69	$33.31	$33.56	$32.97
Churn rate (2)	6.8%	6.8%	6.2%	5.8%	5.9%
Total customers at end of period	4,875,000	4,968,000	5,736,000	5,798,000	5,808,000
Billed ARPU (1)	$50.92	$50.60	$51.13	$50.94	$50.83
Service revenue ARPU (1)	$58.36	$57.45	$57.63	$58.00	$59.57
Smartphones sold as a percent of total devices sold	65.2%	66.0%	61.7%	62.9%	53.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	93,943,000	93,244,000	92,996,000
Consolidated operating markets (5)	31,822,000	31,822,000	47,440,000	46,966,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	5.8%	5.9%	6.1%	6.2%	6.2%
Consolidated operating markets (6)	15.3%	15.6%	12.1%	12.3%	12.4%
Capital expenditures (000s)	$242,500	$168,500	$118,400	$253,100	$199,100
Total cell sites in service	7,687	7,748	8,027	8,028	7,984
Owned towers in service	4,422	4,411	4,411	4,408	4,377

United States Cellular Corporation
Core Markets Summary Operating Data (Unaudited)
Excludes NY1 & NY2

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Retail Customers
Postpaid
Total at end of period	4,343,000	4,412,000	4,463,000	4,496,000	4,515,000
Gross additions	165,000	165,000	176,000	208,000	196,000
Net additions (losses)	(60,000)	(53,000)	(33,000)	(19,000)	(23,000)
ARPU (1)	$54.64	$54.44	$54.21	$53.91	$53.67
Churn rate (2)	1.7%	1.6%	1.6%	1.7%	1.6%
Smartphone penetration (3) (4)	47.1%	45.5%	43.0%	41.1%	37.8%
Prepaid
Total at end of period	370,000	381,000	373,000	342,000	305,000
Gross additions	65,000	76,000	91,000	87,000	99,000
Net additions (losses)	(11,000)	8,000	31,000	37,000	59,000
ARPU (1)	$28.72	$31.65	$32.92	$33.21	$32.97
Churn rate (2)	6.8%	6.0%	5.6%	5.1%	4.8%
Total customers at end of period	4,875,000	4,968,000	5,005,000	5,022,000	5,012,000
Billed ARPU (1)	$50.92	$50.98	$50.93	$50.71	$50.59
Service revenue ARPU (1)	$58.36	$57.88	$57.14	$57.67	$59.34
Smartphones sold as a percent of total devices sold	65.2%	66.1%	62.1%	62.9%	53.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	84,025,000	83,384,000	82,595,000
Consolidated operating markets (5)	31,822,000	31,822,000	31,822,000	31,445,000	31,110,000
Market penetration at end of period
Consolidated markets (6)	5.8%	5.9%	6.0%	6.0%	6.1%
Consolidated operating markets (6)	15.3%	15.6%	15.7%	16.0%	16.1%
Capital expenditures (000s)	$239,300	$171,200	$113,300	$241,400	$184,100
Total cell sites in service	6,127	6,113	6,113	6,130	6,089
Owned towers in service	3,859	3,844	3,846	3,847	3,818

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.        Billed ARPU consists of total postpaid, prepaid, and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an AndroidTM, BlackBerry® or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, as estimated by Claritas®.

TDS Telecom
Summary Operating Data (Unaudited)

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
TDS Telecom
Wireline Connections:
Residential
Voice	358,200	364,000	368,600	374,700	382,000
Broadband	229,500	231,700	229,500	229,900	232,000
IPTV	12,200	10,500	9,000	7,900	6,700
Wireline residential connections	599,900	606,200	607,100	612,500	620,700

Commercial
Voice	223,800	229,100	235,600	243,100	250,100
Broadband	27,600	28,300	28,800	29,600	30,500
managedIP	121,000	112,000	103,400	94,600	84,500
Wireline commercial connections	372,400	369,400	367,800	367,300	365,100

Total Wireline connections	972,300	975,600	974,900	979,800	985,800

Cable Connections:
Video	70,300	—	—	—	—
Broadband	59,800	—	—	—	—
Voice	16,800	—	—	—	—
Cable connections	146,900	—	—	—	—

Total Wireline and Cable Customer Connections	1,119,200	975,600	974,900	979,800	985,800

TDS Telecom
Capital Expenditures (000s)

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Wireline	$32,800	$33,300	$27,900	$49,500	$39,100
Cable	1,400	—	—	—	—
HMS	2,400	2,300	2,600	2,300	4,400
	$36,600	$35,600	$30,500	$51,800	$43,500

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Three Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$939,236	$1,140,357	$(201,121)	(18%)
TDS Telecom	234,543	220,417	14,126	6%
All Other (1)	7,201	9,334	(2,133)	(23%)
	1,180,980	1,370,108	(189,128)	(14%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	781,291	935,800	(154,509)	(17%)
Depreciation, amortization and accretion	200,985	145,151	55,834	38%
Loss on asset disposals, net	1,701	11,262	(9,561)	(85%)
(Gain) loss on sale of business and other exit costs, net	(1,534)	65	(1,599)	>(100%)
	982,443	1,092,278	(109,835)	(10%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	170,650	161,515	9,135	6%
Depreciation, amortization and accretion	51,305	48,251	3,054	6%
Loss on asset disposals, net	436	351	85	24%
	222,391	210,117	12,274	6%
All Other (1)
Expenses excluding depreciation and amortization	6,208	9,361	(3,153)	(34%)
Depreciation and amortization	3,005	2,817	188	7%
Loss on asset disposals, net	18	29	(11)	(38%)
	9,231	12,207	(2,976)	(24%)

Total operating expenses	1,214,065	1,314,602	(100,537)	(8%)
Operating income (loss)
U.S. Cellular	(43,207)	48,079	(91,286)	>(100%)
TDS Telecom	12,152	10,300	1,852	18%
All Other (1)	(2,030)	(2,873)	843	29%
	(33,085)	55,506	(88,591)	>(100%)
Investment and other income (expense)
Equity in earnings of unconsolidated entities	37,609	25,015	12,594	50%
Interest and dividend income	2,507	2,359	148	6%
Interest expense	(24,961)	(20,497)	(4,464)	(22%)
Other, net	145	217	(72)	(33%)
Total investment and other income	15,300	7,094	8,206	>100%
Income (loss) before income taxes	(17,785)	62,600	(80,385)	>(100%)
Income tax expense (benefit)	(6,731)	22,442	(29,173)	>(100%)
Net income (loss)	(11,054)	40,158	(51,212)	>(100%)
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(1,542)	11,041	(12,583)	>(100%)
Net income (loss) attributable to TDS shareholders	(9,512)	29,117	(38,629)	>(100%)
Preferred dividend requirement	(12)	(12)	—	—
Net income (loss) available to common shareholders	$(9,524)	$29,105	$(38,629)	>(100%)

Basic weighted average shares outstanding	108,571	108,819	(248)	—
Basic earnings (loss) per share attributable to TDS shareholders	$(0.09)	$0.27	$(0.36)	>(100%)

Diluted weighted average shares outstanding	108,571	109,246	(675)	—
Diluted earnings (loss) per share attributable to TDS shareholders	$(0.09)	$0.26	$(0.35)	>(100%)

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
Nine Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase/ (Decrease)
	2013	2012	Amount	Percent
Operating revenues
U.S. Cellular	$3,016,112	$3,336,878	$(320,766)	(10%)
TDS Telecom	675,064	633,011	42,053	7%
All Other (1)	26,543	29,179	(2,636)	(9%)
	3,717,719	3,999,068	(281,349)	(7%)
Operating expenses
U.S. Cellular
Expenses excluding depreciation, amortization and accretion	2,472,825	2,668,224	(195,399)	(7%)
Depreciation, amortization and accretion	593,410	439,391	154,019	35%
Loss on asset disposals, net	16,153	15,967	186	1%
(Gain) loss on sale of business and other exit costs, net	(243,627)	(4,148)	(239,479)	>100%
	2,838,761	3,119,434	(280,673)	(9%)
TDS Telecom
Expenses excluding depreciation, amortization and accretion	493,090	453,918	39,172	9%
Depreciation, amortization and accretion	149,552	143,639	5,913	4%
(Gain) loss on asset disposals, net	(53)	738	(791)	>(100%)
(Gain) loss on sale of business and other exit costs, net	—	39	(39)	N/M
	642,589	598,334	44,255	7%
All Other (1)
Expenses excluding depreciation and amortization	25,480	31,418	(5,938)	(19%)
Depreciation and amortization	8,613	9,132	(519)	(6%)
Loss on impairment of assets	—	515	(515)	N/M
(Gain) loss on asset disposals, net	(10)	11	(21)	>(100%)
(Gain) loss on sale of business and other exit costs, net	(54,010)	—	(54,010)	N/M
	(19,927)	41,076	(61,003)	>(100%)

Total operating expenses	3,461,423	3,758,844	(297,421)	(8%)
Operating income (loss)
U.S. Cellular	177,351	217,444	(40,093)	(18%)
TDS Telecom	32,475	34,677	(2,202)	(6%)
All Other (1)	46,470	(11,897)	58,367	>(100%)
	256,296	240,224	16,072	7%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	100,303	73,796	26,507	36%
Interest and dividend income	6,685	6,894	(209)	(3%)
Gain (loss) on investments	14,518	(3,728)	18,246	>(100%)
Interest expense	(73,208)	(68,100)	(5,108)	(8%)
Other, net	(206)	196	(402)	>(100%)
Total investment and other income	48,092	9,058	39,034	>100%
Income before income taxes	304,388	249,282	55,106	22%
Income tax expense	130,056	85,619	44,437	52%
Net income	174,332	163,663	10,669	7%
Less: Net income attributable to noncontrolling interests, net of tax	26,348	39,955	(13,607)	(34%)
Net income attributable to TDS shareholders	147,984	123,708	24,276	20%
Preferred dividend requirement	(37)	(37)	—	—
Net income available to common shareholders	$147,947	$123,671	$24,276	20%

Basic weighted average shares outstanding	108,405	108,735	(330)	—
Basic earnings per share attributable to TDS shareholders	$1.36	$1.14	$0.22	19%

Diluted weighted average shares outstanding	108,993	109,018	(25)	—
Diluted earnings per share attributable to TDS shareholders	$1.35	$1.13	$0.22	19%

(1)     Consists of Non-Reportable Segment, corporate operations and intercompany eliminations between U.S. Cellular, TDS Telecom, the Non-Reportable Segment and corporate operations.  TDS recognized an incremental $53.5 million upon closing of the Divesture Transaction as a result of lower asset basis in assets disposed.

N/M – Percentage change not meaningful

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$711,089	$740,481
Short-term investments	45,162	115,700
Accounts receivable from customers and others	686,811	574,328
Inventory	149,489	160,692
Net deferred income tax asset	62,479	43,411
Prepaid expenses	94,989	86,385
Income taxes receivable	1,909	9,625
Other current assets	36,011	32,815
	1,787,939	1,763,437

Assets held for sale	78,413	163,242

Investments
Licenses	1,420,541	1,480,039
Goodwill	821,155	797,194
Franchise rights	123,668	—
Other intangible assets, net	59,841	58,522
Investments in unconsolidated entities	345,411	179,921
Long-term investments	40,099	50,305
Other investments	689	824
	2,811,404	2,566,805

Property, plant and equipment, net
U.S. Cellular	2,874,593	3,022,588
TDS Telecom	969,318	934,188
Other	37,924	40,490
	3,881,835	3,997,266

Other assets and deferred charges	140,109	133,150

Total assets	$8,699,700	$8,623,900

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$1,806	$1,233
Accounts payable	398,867	377,291
Customer deposits and deferred revenues	244,526	222,345
Accrued interest	15,799	6,565
Accrued taxes	107,183	48,237
Accrued compensation	97,266	134,932
Other current liabilities	142,851	134,005
	1,008,298	924,608

Liabilities held for sale	471	19,594

Deferred liabilities and credits
Net deferred income tax liability	851,396	862,580
Other deferred liabilities and credits	445,596	438,727

Long-term debt	1,721,085	1,721,571

Noncontrolling interests with redemption features	540	493

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $.01	1,327	1,327
Capital in excess of par value	2,301,983	2,304,122
Treasury shares, at cost	(727,577)	(750,099)
Accumulated other comprehensive loss	(8,656)	(8,132)
Retained earnings	2,555,765	2,464,318
Total TDS shareholders' equity	4,122,842	4,011,536

Preferred shares	825	825
Noncontrolling interests	548,647	643,966

Total equity	4,672,314	4,656,327

Total liabilities and equity	$8,699,700	$8,623,900

Balance Sheet Highlights
September 30, 2013
(Unaudited, dollars in thousands)

	U.S.	TDS	TDS Corporate	Intercompany		TDS
	Cellular	Telecom	& Other	Eliminations		Consolidated
Cash and cash equivalents	$183,101	$91,200	$436,788	$	―	$711,089
Affiliated cash investments	―	428,258	―		(428,258)	―
Short-term investments	45,162	―	―		―	45,162
	$228,263	$519,458	$436,788		$(428,258)	$756,251

Licenses, goodwill and other intangible assets	$1,785,248	$769,748	$(129,791)	$	―	$2,425,205
Investment in unconsolidated entities	309,481	3,809	39,491		(7,370)	345,411
Long-term and other investments	40,099	689	―		―	40,788
	$2,134,828	$774,246	$(90,300)		$(7,370)	$2,811,404

Property, plant and equipment, net	$2,874,593	$969,318	$37,924	$	―	$3,881,835

Long-term debt:
Current portion	$102	$98	$1,606	$	―	$1,806
Non-current portion	878,939	1,470	840,676		―	1,721,085
	$879,041	$1,568	$842,282	$	―	$1,722,891

Telephone and Data Systems, Inc.

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents TDS’ cash and cash equivalents and investments at September 30, 2013 and December 31, 2012.

	September 30,	December 31,
	2013	2012

Cash and cash equivalents	$711,089	$740,481

Amounts included in short-term investments (1) (2)
U.S. Treasury Notes	45,162	115,700

Amounts included in long-term investments (1) (3)
U.S. Treasury Notes	40,099	50,305

Total cash and cash equivalents and investments	$796,350	$906,486

(1)     Designated as held-to-maturity investments and are recorded at amortized cost in the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     At September 30, 2013, maturities range between 14 and 15 months.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
Nine Months Ended September 30,
(Unaudited, dollars in thousands)
	2013	2012
Cash flows from operating activities
Net income	$174,332	$163,663
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	751,575	592,162
Bad debts expense	56,693	56,597
Stock-based compensation expense	21,867	31,724
Deferred income taxes, net	(30,748)	52,169
Equity in earnings of unconsolidated entities	(100,303)	(73,796)
Distributions from unconsolidated entities	51,879	45,558
Loss on impairment of assets	—	515
Loss on asset disposals, net	16,090	16,716
(Gain) loss on sale of business and other exit costs, net	(297,637)	(4,109)
(Gain) loss on investments	(14,518)	3,728
Noncash interest expense	1,498	2,555
Other operating activities	575	1,650
Changes in assets and liabilities from operations
Accounts receivable	(216,700)	(69,478)
Inventory	11,114	(70,918)
Accounts payable	33,312	(37,728)
Customer deposits and deferred revenues	21,883	28,323
Accrued taxes	41,838	107,502
Accrued interest	9,451	9,488
Other assets and liabilities	(94,301)	(95,785)
	437,900	760,536

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(631,370)	(730,897)
Cash paid for acquisitions and licenses	(280,383)	(97,523)
Cash received from divestitures	484,300	50,182
Cash paid for investments	—	(45,000)
Cash received for investments	80,000	143,444
Other investing activities	13,860	(13,121)
	(333,593)	(692,915)

Cash flows from financing activities
Repayment of long-term debt	(1,196)	(2,435)
Issuance of long-term debt	—	358
TDS Common Shares and Special Common Shares reissued for benefit plans, net of tax payments	7,537	(23)
U.S. Cellular Common Shares reissued for benefit plans, net of tax payments	2,840	(2,299)
Repurchase of TDS Common Shares	(5,813)	—
Repurchase of U.S. Cellular Common Shares	(18,544)	—
Dividends paid to TDS shareholders	(41,430)	(39,930)
U.S. Cellular dividends paid to noncontrolling public shareholders	(75,235)	—
Payment of debt issuance costs	(23)	—
Distributions to noncontrolling interests	(3,447)	(1,491)
Other financing activities	1,612	4,208
	(133,699)	(41,612)

Net increase (decrease) in cash and cash equivalents	(29,392)	26,009
Cash and cash equivalents
Beginning of period	740,481	563,275
End of period	$711,089	$589,284

TDS Telecom Highlights
Three Months Ended September 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Wireline
Operating revenues
Residential	$74,257	$74,434	$(177)	—
Commercial	57,787	57,493	294	1%
Wholesale	49,756	52,139	(2,383)	(5%)
	181,800	184,066	(2,266)	(1%)
Operating expenses
Cost of services and products	68,249	67,740	509	—
Selling, general and administrative expenses	53,254	57,619	(4,365)	(8%)
Depreciation, amortization and accretion	42,136	42,800	(664)	(2%)
Loss on asset disposals and exchanges, net	426	345	81	23%
	164,065	168,504	(4,439)	(3%)

Operating income	$17,735	$15,562	$2,173	14%

Cable
Operating revenues
Residential	$11,642	$—	$11,642	N/M
Commercial	2,720	—	2,720	N/M
	14,362	—	14,362	N/M
Operating expenses
Cost of services and products	6,727	—	6,727	N/M
Selling, general and administrative expenses	5,184	—	5,184	N/M
Depreciation, amortization and accretion	2,914	—	2,914	N/M
	14,825	—	14,825	N/M

Operating loss	$(463)	$—	$(463)	N/M

HMS
Operating revenues	$38,727	$36,428	$2,299	6%
Operating expenses
Cost of services and products	27,518	25,332	2,186	9%
Selling, general and administrative expenses	10,064	10,901	(837)	(8%)
Depreciation, amortization and accretion	6,255	5,451	804	15%
Loss on asset disposals and exchanges, net	10	6	4	67%
	43,847	41,690	2,157	5%

Operating loss	$(5,120)	$(5,262)	$142	3%

Intercompany revenues	$(346)	$(77)	$(269)	>(100)%
Intercompany expenses	(346)	(77)	(269)	>(100)%

Total TDS Telecom operating income	$12,152	$10,300	$1,852	18%

Previously, TDS Telecom had reported Results of Operations for its incumbent local exchange carrier (“ILEC”), its competitive local exchange carrier (“CLEC”) and Hosted and Managed Services (“HMS”) segments.  As a result of recent acquisitions and changes in TDS’ strategy, operations and internal reporting, TDS has reevaluated and changed its operating segments during the quarter ended September 30, 2013, which resulted in the following reportable segments: Wireline, Cable and HMS.  The Wireline segment consists of the former ILEC and CLEC segments.  The Cable segment consists of Baja Broadband, LLC, which was acquired in August 2013.  Periods presented for comparative purposes have been re-presented to conform to the revised presentation.

TDS Telecom Highlights
Nine Months Ended September 30,
(Unaudited, dollars in thousands)

			Increase (Decrease)
	2013	2012	Amount	Percent
Wireline
Operating revenues
Residential	$220,172	$223,041	$(2,869)	—
Commercial	173,702	172,299	1,403	—
Wholesale	151,694	160,977	(9,283)	(6%)
	545,568	556,317	(10,749)	(2%)
Operating expenses
Cost of services and products	202,521	205,088	(2,567)	(1%)
Selling, general and administrative expenses	167,326	174,534	(7,208)	(4%)
Depreciation, amortization and accretion	129,352	129,367	(15)	—
(Gain) loss on asset disposals and exchanges, net	(176)	672	(848)	>(100)%
	499,023	509,661	(10,638)	(2%)

Operating income	$46,545	$46,656	$(111)	—

Cable
Operating revenues
Residential	$11,642	$—	$11,642	N/M
Commercial	2,720	—	2,720	N/M
	14,362	—	14,362	N/M
Operating expenses
Cost of services and products	6,727	—	6,727	N/M
Selling, general and administrative expenses	5,184	—	5,184	N/M
Depreciation, amortization and accretion	2,914	—	2,914	N/M
	14,825	—	14,825	N/M

Operating loss	$(463)	$—	$(463)	N/M

HMS
Operating revenues	$115,665	$76,862	$38,803	50%
Operating expenses
Cost of services and products	82,517	50,196	32,321	64%
Selling, general and administrative expenses	29,346	24,268	5,078	21%
Depreciation, amortization and accretion	17,286	14,272	3,014	21%
Loss on asset disposals and exchanges, net	123	105	18	17%
	129,272	88,841	40,431	46%

Operating loss	$(13,607)	$(11,979)	$(1,628)	(14%)

Intercompany revenues	$(531)	$(168)	$(363)	>(100)%
Intercompany expenses	(531)	(168)	(363)	>(100)%

Total TDS Telecom operating income	$32,475	$34,677	$(2,202)	(6%)

Previously, TDS Telecom had reported Results of Operations for its incumbent local exchange carrier (“ILEC”), its competitive local exchange carrier (“CLEC”) and Hosted and Managed Services (“HMS”) segments.  As a result of recent acquisitions and changes in TDS’ strategy, operations and internal reporting, TDS has reevaluated and changed its operating segments during the quarter ended September 30, 2013, which resulted in the following reportable segments: Wireline, Cable and HMS.  The Wireline segment consists of the former ILEC and CLEC segments.  The Cable segment consists of Baja Broadband, LLC, which was acquired in August 2013.  Periods presented for comparative purposes have been re-presented to conform to the revised presentation.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	TDS Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flows from operating activities	$(83,592)	$253,626	$437,900	$760,536
Deduct:
Cash used for additions to property, plant and equipment	247,089	229,686	631,370	730,897
Free cash flow (1)	$(330,681)	$23,940	$(193,470)	$29,639

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure.  TDS believes that free cash flow as reported by TDS is useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.